Exhibit 99.1

Pier 1 Imports, Inc. Hosts Analyst and Investor Store Tour Event

Provides Third Quarter Business Update

FORT WORTH, Texas--(BUSINESS WIRE)--November 9, 2011--Pier 1 Imports, Inc. (NYSE:PIR) is hosting a store event for shareholders and members of the buy- and sell-side analyst community later this morning at its newly remodeled Pier 1 Imports store located at 71 Fifth Avenue in Manhattan, New York, during which members of the management team will provide a general update on the Company’s business. In anticipation of this event, the Company announced that based on current sales and merchandise margin trends, earnings per share are anticipated to be at least $0.18 per share for the third quarter ending November 26, 2011.

Third Quarter Sales and Conference Call and December Sales Release

The Company will announce fiscal 2012 third quarter sales on December 1, 2011 and will host a conference call concerning fiscal 2012 third quarter financial results at 10:00 a.m. Central Time on December 15, 2011. During the conference call, the Company will provide an update on December sales. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by calling 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 25501934.

The Company will announce fiscal 2012 December sales on January 5, 2012.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400